EXHIBIT 15.1

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Commissioners:

We are aware that in this Form 8K/A our report dated June 6, 2013 on our review of interim financial information of Met-Pro Corporation and its wholly-owned subsidiaries (the “Company”) for the three-months ended April 30, 2013 and 2012 included in the Company’s quarterly report on Form 10-Q for the quarter ended April 30, 2013 is incorporated by reference in Registration Statement Nos. 333-130294 and 333-183275 on Form S-3 and Registration Statements Nos. 333-33270, 333-143527, and 333-159948 on Forms S-8 of CECO Environmental Corp.

/s/ Marcum LLP

Marcum LLP

Bala Cynwyd, PA

November 13, 2013